UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2025
CAVCO INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3636 North Central Avenue, Suite 1200
Phoenix	Arizona	85012
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	CVCO	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders

On July 29, 2025, Cavco Industries, Inc. (the "Company") held its 2025 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting there were 7,316,127 shares of the Company's stock represented to vote either in person or by proxy, or approximately 90% of the outstanding shares of the Company as of the Record Date for the Annual Meeting, June 2, 2025. The final voting results for each of the proposals are as follows:

Proposal Number 1:   Each of the following directors received the following votes cast at the Annual Meeting, and were elected for a three-year term expiring at the Company's 2028 annual meeting and until their respective successors are duly elected and qualified:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
David A. Greenblatt	6,274,270	707,692	4,476	329,689
Richard A. Kerley	6,681,558	304,053	827	329,689
Julia W. Sze	6,782,174	203,511	753	329,689
Proposal Number 2:  The Company's stockholders approved, by an advisory vote, the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,897,483	84,468	4,487	329,689
Proposal Number 3: The Company's stockholders ratified the appointment of RSM US LLP as the Company's independent registered public accounting firm for fiscal year 2026:

Votes For	Votes Against	Abstentions
7,247,634	67,671	822

Item 9.01.    Financial Statements and Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ Seth Schuknecht
Seth Schuknecht
Executive Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary

Date:	August 1, 2025
EXHIBIT INDEX

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)